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                                                                   Exhibit 24(b)
                                                                   -------------

                                POWER OF ATTORNEY
                                -----------------

                  The undersigned, The Gorman-Rupp Company, an Ohio corporation (the "Company"), by the undersigned officer of the Company hereunto duly authorized, hereby appoints John A. Walter, Jeffrey S. Gorman, Robert E. Kirkendall and Anthony R. Moore, and each of them, as attorneys for the Company, with full power of substitution and resubstitution, for and in its name, place and stead, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, one or more Registration Statements on Form S-8 (or such other form as counsel to the Company may advise as appropriate) for the purpose of registering participations in the Company's Employee Stock Purchase Plan and the Company's Common Shares underlying such participations, and any and all supplements, amendments (including post-effective amendments), exhibits and consents to any such Registration Statements, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining to such Registration Statements or the securities covered thereby, and to take any and all other action that any of them may deem necessary or advisable in order to effect the registration, qualification or exemption of part or all of the participations in the Company's Employee Stock Purchase Plan, and the Company's Common Shares underlying such participations, to be offered under the securities or Blue Sky laws of any jurisdiction of the United States of America or Canada, with full power and authority to do and perform any and all acts whatsoever necessary or advisable.

                  Executed this 24th day of July, 1997.

                                   THE GORMAN-RUPP COMPANY

                                   By /s/ ROBERT E. KIRKENDALL
                                      -----------------------------
                                      Robert E. Kirkendall,
                                         Corporate Secretary